UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 21, 2010

First Security Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-549747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 21, 2010, the Board of Directors of First Security Group, Inc. increased the size of the Board to six and elected Ralph E. Mathews, Jr. to join the Board of First Security Group, Inc. (the “Company”). The Board has previously elected Mr. Mathews on June 23, 2010 to the Board of FSGBank, N.A., the Company’s wholly-owned subsidiary.

An upstanding member of the Chattanooga community for decades, Mr. Mathews has been well known by several of our officers and directors for a number of years.  In addition, he has been a customer of FSGBank and a shareholder of the Company for the last ten years.  Mr. Mathews’s professional experience includes having served as President of Ralph Mathews Construction, Inc. (general construction, Chattanooga, TN) since 1972, as Secretary of Mathews Construction, Inc. (general construction, Chattanooga, TN) since 1995, and as Vice President of International Equipment Co., Inc. (security and alarm, Chattanooga, TN) since 2006.  He is also a member of Tennessee Waste Haulers, LLC (waste management, Chattanooga, TN) since 2000, a member of O & M Enterprises (commercial real estate, Oxford, MS) since 2004, and a member of Mathews Group, LLC (Chattanooga, TN) since 2007, which is the parent company for American Fire Sprinklers, LLC (fire safety and supply, Chattanooga, TN).  Mr. Mathews has 38 years of experience as a general contractor in Chattanooga, and brings a strong understanding of our market area, which the Board believes qualifies him well to serve as a director of the Company.

Mr. Mathews was not selected to serve as a director based on any arrangement or understanding between Mr. Mathews and any other persons.  Mr. Mathews has been named Chairman of the Company’s newly combined Loan/Asset Quality Committee, and also as a member of the Company’s Compliance and Trust Committees.

In connection with his appointment to the Board, Mr. Mathews will be entitled to participate in the existing cash and equity compensation programs for the directors of the Company.  Specifically, Mr. Mathews will receive an annual retainer of $19,500 and will receive an additional annual retainer of $5,000 as the Chairman of the Company’s Loan/Asset Quality Committee.  Mr. Mathews will also be eligible to be paid a $1,000 fee for each Board meeting he attends and a $500 fee for each Committee meeting he attends.  Should he participate in a Board or Committee meeting via teleconference, he will receive 50% of the standard meeting fee  Upon his election to the Board of Directors, Mr. Mathews was awarded an annual grant of 5,000 stock options under the Company’s 2002 Long-Term Incentive Plan.  Like other members of the Board of Directors, he will be eligible to receive this grant of stock options annually.

Prior to his election to the Board of Directors, Mr. Mathews, members of his family, and his affiliated business interests have engaged in banking transactions with FSGBank in the ordinary course of FSGBank’s business.  Some of these loan relationships are still outstanding.  These loans were made in the ordinary course of business, were made on substantially the same terms as those prevailing at the time for comparable loans with persons not related to FSGBank, and do not involve more than the normal risk of collectability or present other unfavorable features.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated: July 27, 2010
	By:	/s/ William L. Lusk, Jr.
	Name:	William L. Lusk, Jr.
	Title:	Chief Financial Officer